Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Amends Wafer Supply Agreement with GLOBALFOUNDRIES

SUNNYVALE, Calif. — April 1, 2014 — AMD (NYSE: AMD) today announced that it amended its Wafer Supply Agreement (WSA) with GLOBALFOUNDRIES Inc. for 2014. Under the terms of the amendment, AMD and GLOBALFOUNDRIES agreed on purchase commitments for 2014 and established fixed pricing and other terms of the WSA which apply to products AMD will purchase from GLOBALFOUNDRIES. Under this amendment AMD expects to pay GLOBALFOUNDRIES approximately $1.2 billion in 2014. These purchases contemplate AMD’s current PC market expectations and the manufacturing of certain Graphics Processor Units (GPUs) and semi-custom game console products at GLOBALFOUNDRIES in 2014. The 2014 amendment does not impact AMD’s 2014 financial goals including gross margin.

“The successful close of our amended wafer supply agreement with GLOBALFOUNDRIES demonstrates the continued commitment from our two companies to strengthen our business relationship as long-term strategic partners, and GLOBALFOUNDRIES’ ability to execute in alignment with our product roadmap,” said Rory Read, president and chief executive officer, AMD. “This latest step in AMD’s continued transformation plays a critical role in our goals for 2014.”

About AMD

AMD (NYSE: AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its operating model, estimated payments to GLOBALFOUNDRIES for wafer purchases under the Wafer Supply Agreement in 2014, its market expectations for its products and manufacturing plans and the impact of the Wafer Supply Agreement amendment on its 2014 financial goals including gross margin, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Material factors and assumptions that were applied in making these forward looking statements include, without limitation, AMD’s current expectations regarding GLOBALFOUNDRIES manufacturing yields and wafer volumes and demand for its products. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact AMD’s plans; AMD may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that AMD’s third party foundry suppliers will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way or to manufacture AMD’s products on a timely basis in sufficient quantities and using competitive technologies; AMD will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will not fully utilize its commitment with respect to GLOBALFOUNDRIES microprocessor manufacturing facilities that customers stop buying AMD’s products or materially reduce their operations or demand for AMD’s products; that AMD may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in the market growth and demand for its products and technologies in light of the product mix that AMD may have available at any particular time or a decline in demand; that AMD will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that global business and economic conditions will not improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on AMD’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the annual report on Form 10-K for the year ended Dec. 28, 2013.

AMD, the AMD Arrow logo and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and may be trademarks of their respective owners.